                                                  REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                              22-3408857
      (State or other jurisdiction      (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                600 MOUNTAIN AVE.
                          MURRAY HILL, NEW JERSEY 07974
                    (Address of Principal Executive Offices)

                   PROMINET CORPORATION 1996 STOCK OPTION PLAN
                                 (Name of Plan)


                                FLORENCE L. WALSH
                          VICE PRESIDENT AND TREASURER
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address and telephone number, including area code, of agent for service)


                  Please send copies of all communications to:
                                RICHARD J. RAWSON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974



                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
             TITLE OF                        AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
            SECURITIES                       TO BE           OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION FEE
         TO BE REGISTERED                  REGISTERED              SHARE                     PRICE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per            217,179                 (2)                    $775,981(3)              $228.91
share, and related Preferred Stock
Purchase Rights (1) .................
------------------------------------------------------------------------------------------------------------------------------------

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(1)      No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2) Under the plan listed above, shares may be purchased upon exercise of options at an average exercise price of $3.573 per share.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, represents the aggregate exercise price of all options under the plan listed above.
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                                      -3-




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents have been filed by Lucent Technologies Inc. (the "Company" or "Lucent Technologies") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-11639):

      (1)   Annual Report on Form 10-K for the fiscal year ended September 30,
            1997.

      (2) Current Report on Form 8-K dated October 21, 1997, filed on October 22, 1997.

      (3) The "Description of Capital Stock" section of the Company's Registration Statement on Form 10 filed with the SEC on February 26, 1996, as amended by Amendment No. 1 thereto filed on Form 10/A on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A on March 22, 1996 and Amendment No. 3 thereto filed on Form 10/A on April 1, 1996.

            All documents, filed subsequent to the date hereof by Lucent Technologies with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Lucent Technologies pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Lucent Technologies' Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in
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                                      -4-




any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES

            Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Certificate of Incorporation (the "Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

            While the Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

            The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether
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                                      -5-




civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

            The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of Lucent Technologies are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 (the "1933 Act"), which might be incurred by them in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.
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                                      -6-




ITEM 8. EXHIBITS

      Exhibit
      Number                  Description

      4                 Restated Certificate of Incorporation, as amended.
                        (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639)

      5 Opinion of Pamela F. Craven, Vice President - Law of the registrant, as to the legality of the securities to be issued.

      23.1 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.

      23.2              Consent of Coopers & Lybrand L.L.P.

      24 Powers of Attorney executed by officers and directors who signed this registration statement.


ITEM 9. UNDERTAKINGS

            (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

            (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this
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                                      -7-




      registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it
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                                      -8-




is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on the 30th day of January, 1998.


                              LUCENT TECHNOLOGIES INC.

                              By:
                                    /s/   James S. Lusk
                                   ------------------------------------
                                   Name:  James S. Lusk
                                   Title: Vice President and Controller


            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the date indicated.

Principal Executive Officer:
                                               ####
Richard A. McGinn       Chief Executive Officer   #
                              and President       #
                                                  #
Principal Financial Officer:                      #
                                                  #
Donald K. Peterson      Executive Vice President  #
                          and Chief Financial     #
                                Officer           #
                                                  #
Principal Accounting Officer:                     #
                                                  #
James S. Lusk             Vice President and      ####  By: /s/ James S. Lusk
                              Controller          #         -----------------
                                                  #          (James S. Lusk
Directors:                                        #         attorney-in-fact)*
                                                  #
      Paul A. Allaire                             #        *by power of attorney
      Carla A. Hills                              #
      Drew Lewis                                  #       Date: January 30, 1998
      Richard A. McGinn                           #
      Paul H. O'Neill                             #
      Donald S. Perkins                           #
      Henry B. Schacht                            #
      Franklin A. Thomas                          #
      John A. Young                            ####

                                EXHIBIT INDEX
                                -------------

      Exhibit
      Number                  Description
      ------                  -----------

      4                 Restated Certificate of Incorporation, as amended.
                        (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639)

      5 Opinion of Pamela F. Craven, Vice President - Law of the registrant, as to the legality of the securities to be issued.

      23.1 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.

      23.2              Consent of Coopers & Lybrand L.L.P.

      24 Powers of Attorney executed by officers and directors who signed this registration statement.